UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): November 5, 2010
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously disclosed in its periodic reports filed by ION Geophysical Corporation (the “Company”) with the Securities and Exchange Commission, the Company is involved in two lawsuits filed in Delaware with Fletcher International, Ltd. (“Fletcher”), the holder of the Company’s outstanding shares of Series D Preferred Stock. Please refer to Part II, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 for additional information regarding the Company’s ongoing litigation with Fletcher.
     Under a February 2005 agreement between Fletcher and the Company, the aggregate number of shares of the Company’s common stock that could be issued or issuable to Fletcher upon conversion of its Series D Preferred Stock could not exceed a designated maximum number of shares (the “Maximum Number”), and such Maximum Number could be increased by Fletcher providing the Company with a 65-day notice of increase. In November 2008, Fletcher exercised its right to increase the “Maximum Number” from 7,669,434 shares to 9,669,434 shares. On September 15, 2009, Fletcher delivered a second notice to the Company, intending to increase the “Maximum Number” of shares of common stock issuable upon conversion of the Series D Preferred Stock from 9,669,434 shares to 11,669,434 shares.
     The Company’s interpretation of its February 2005 agreement with Fletcher was that Fletcher had the right to issue only one notice to increase the Maximum Number (which Fletcher had exercised in November 2008). On November 6, 2009, the Company filed an action in the Court of Chancery of the State of Delaware, styled ION Geophysical Corporation v. Fletcher International, Ltd., seeking a declaratory judgment that, under the agreement, Fletcher was permitted to deliver only one notice to increase the Maximum Number and that its second notice was legally invalid. Fletcher filed an answer and counterclaim, seeking specific performance and reimbursement and indemnification for its costs and expenses that it claimed it was entitled to under the 2005 agreement. Both parties filed motions for summary judgment.
     On November 5, 2010, the Court of Chancery issued its opinion in the matter, and held that Fletcher was entitled to a summary judgment, finding that Fletcher is entitled to deliver multiple notices to increase the Maximum Number of shares of common stock (but not beyond 15,724,306 shares). The Court also granted the Company’s motion for summary judgment, finding that the Company is not required to indemnify Fletcher for its fees, costs and expenses incurred in connection with these proceedings. The Company currently expects to appeal the Court’s ruling.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2010	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary